_______________________________________________________________

LOAN AGREEMENT

Dated as of March 21, 2012

between

ARC FECHLNY001, LLC
as Borrower

and

CAPITAL ONE, NATIONAL ASSOCIATION
as Lender

_______________________________________________________________

			Page(s)
1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1
	1.1	Specific Definitions	1
	1.2	Principals of Construction	10
2.	GENERAL LOAN TERMS		10
	2.1	The Loan	10
	2.2	Interest; Monthly Payments	11
	2.3	Loan Repayment	12
	2.4	Reserved	12
	2.5	Payments and Computations	13
	2.6	Swap Agreements	13
	2.7	Reserved	14
	2.8	Reserved	14
	2.9	Increased Costs	14
	2.10	Deposit Unavailable	15
	2.11	Illegality	15
3.	EXCESS CASH MANAGEMENT		16
	3.1	Certain Cash Management Arrangements	16
	3.2	Reserved	16
	3.3	Taxes and Insurance	16
	3.4	Reserved	17
	3.5	Reserved	17
	3.6	Casualty/Condemnation Account	17
	3.7	Reserved	17
	3.8	Reserved	17
	3.9	Reserved	17
	3.10	Grant of Security	17
4.	REPRESENTATIONS AND WARRANTIES		17
	4.1	Organization; Special Purpose	18
	4.2	Proceedings; Enforceability	18
	4.3	No Conflicts	18
	4.4	Litigation	18
	4.5	Agreements	18
	4.6	Title	19

(continued)

			Page(s)
	4.7	No Bankruptcy Filing	19
	4.8	Full and Accurate Disclosure	19
	4.9	Tax Filings	20
	4.10	No Plan Assets	20
	4.11	Compliance	20
	4.12	Contracts	21
	4.13	Federal Reserve Regulations; Investment Company Act	21
	4.14	Easements; Utilities and Public Access	21
	4.15	Physical Condition	21
	4.16	Leases	22
	4.17	Fraudulent Transfer	22
	4.18	Ownership of Borrower	22
	4.19	Purchase Options	22
	4.20	Management Agreement	23
	4.21	Hazardous Substances	23
	4.22	Name; Principal Place of Business	23
	4.23	Other Debt	23
	4.24	Reserved	23
5.	COVENANTS		24
	5.1	Existence	24
	5.2	Taxed and Other Charges	24
	5.3	Access to Property	24
	5.4	Repairs and Maintenance	24
	5.5	Performance of Other Agreements	25
	5.6	Cooperate in Legal Proceedings	25
	5.7	Further Assurances	25
	5.8	Environmental Matters	26
	5.9	Title to the Property	28
	5.10	Leases	28
	5.11	Estopple Statement	29
	5.12	Property Management	29
	5.13	Special Purpose Entity	30
	5.14	Change in Business or Operation of Property	30
	5.15	Debt Cancellation	30
	5.16	Affiliate Transactions	30
	5.17	Zoning	30

(continued)

			Page(s)
	5.19	Principal Place of Business	31
	5.20	Change of Name, Identity or Structure	31
	5.21	Indebtedness	31
	5.22	Licenses	31
	5.23	Compliance with Restrictive Covenants, Etc.	31
	5.24	ERISA	31
	5.25	Prohibited Transfers	32
	5.26	Leins	33
	5.27	Dissolution	33
	5.28	Expenses	33
	5.29	Indemnity	33
	5.30	Patriot Act Compliance	34
	5.31	Reserved	35
	5.32	Reserved	35
	5.33	Financial Covenants	35
6.	NOTICES AND REPORTING		35
	6.1	Notices	35
	6.2	Borrower Notices and Deliveries	36
	6.3	Financial Reporting	36
7.	INSURANCE; CASUALTY; AND CONDEMNATION		37
	7.1	Insurance	37
	7.2	Casualty	40
	7.3	Condemnation	41
	7.4	Application of Proceeds Award	41
8.	DEFAULTS		43
	8.1	Events of Default	43
	8.2	Remedies	44
9.	SALE OF NOTE; SECONDARY MARKET TRANSACTIONS		46
	9.1	Sale of Note	46
10.	MISCELLANEOUS		46
	10.1	Exculpation	46
	10.2	Brokers and Financial Advisors	48
	10.3	Survival	48

(continued)

		Page(s)
10.4	Lender's Discretion	48
10.5	Governing Law	48
10.6	Modification, Waiver in Writing	49
10.7	Trial by Jury	49
10.8	Headings/Exhibits	50
10.9	Severability	50
10.10	Preferences	50
10.11	Waiver of Notice	50
10.12	Remedies of Borrower	50
10.13	Prior Agreements	50
10.14	Offsets, Counterclaims and Defenses	51
10.15	Publicity	51
10.16	No Usury	51
10.17	Conflict; Construction of Documents	51
10.18	No Third Party Beneficiaries	52
10.19	Reserved	52
10.20	Assignment	52
10.21	Set-Off	52
10.22	Counterparties	52

Schedule 1    -    Reserved
Schedule 2    -    Exceptions to Representations and Warranties
Schedule 3    -    Rent Roll
Schedule 4    -    Organization of Borrower
Schedule 5    -    Definition of Special Purpose Entity

Exhibit A    -    Reserved
Exhibit B    -    Form of Compliance Certificate
Exhibit C    -    Form of Interest Period Election Notice

LOAN AGREEMENT
LOAN AGREEMENT dated as of March ___, 2012 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between ARC FECHLNY001, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and CAPITAL ONE, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”).
1.DEFINITIONS; PRINCIPLES OF CONSTRUCTION
1.1    Specific Definitions. The following terms have the meanings set forth below:
Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.
Applicable Taxes: the meaning set forth in Section 2.2.3.
Appraisal: an appraisal of the Property, contracted by Lender and paid for by Borrower, prepared by an independent third-party appraiser certified in the State in which the Property is located, which appraisal must comply in all respects with the standards for real estate appraisal established pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and otherwise in form and substance reasonably satisfactory to Lender.
Award: the meaning set forth in Section 7.3.2.
Bankruptcy Proceeding: the meaning set forth in Section 4.7.
Base Rate: shall mean a rate equal to the Prime Rate plus 1% per annum
Borrower’s Recourse Liabilities: the meaning set forth in Section 10.1.
Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close by law or executive order.
Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.
Cash Management Accounts: the meaning set forth in Section 3.10.
Casualty: the meaning set forth in Section 7.2.1.
Casualty/Condemnation Prepayment: the meaning set forth in Section 2.3.2.
Casualty/Condemnation Account: the meaning set forth in Section 3.6.

Change in Law: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
Clearing Account: the meaning set forth in Section 3.1.
Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
Compliance Certificate: a certificate executed by Borrower in the form of Exhibit B attached hereto.
Condemnation: the meaning set forth in Section 7.3.1.
Control: with respect to any Person, either (i) ownership directly or indirectly of more than 50% of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.
Debt: the unpaid Principal, all interest accrued and unpaid thereon, all due and unpaid fees and other sums due to Lender with respect to the Loan or under any Loan Document, and any and all obligations of Borrower and/or its Affiliates pursuant to any Swap Agreement.
Debt Yield: as of any determination date, the aggregate amount of Net Operating Income from the Property for the twelve-month period immediately preceding the most recently completed calendar month, annualized, divided by the aggregate Principal amount of the Loan outstanding as of the date of determination.
Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.
Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.
Deposit Account: the meaning set forth in Section 3.1.
Easements: the meaning set forth in Section 4.14.
Environmental Laws: the meaning set forth in Section 4.21.

Environmental Report: that certain Phase I Environmental Site Assessment dated July 6, 2011, issued by Nova Consulting Group Inc.
Equipment: the meaning set forth in the Mortgage.
ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.
Event of Default: the meaning set forth in Section 8.1.
Fitch: the meaning set forth in the definition of Rating Agency.
GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
Government Lists: means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists,” or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists.”
Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.
Gross Income: for the applicable period, all rentals, revenues, income and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing and occupancy of the Property (including any expense reimbursements, utilities, storage rental, laundry rental and other miscellaneous income from the Property, but excluding pre-paid rents and security deposits) determined on a cash basis and using for all calculations hereunder the greater of (x) the actual vacancy rate of the Property at the time of such calculation or (y) an applied vacancy factor of seven percent (7%).
Guarantor: American Realty Capital Operating Partnership II, L.P., a Delaware limited partnership.
Hazardous Substances: the meaning set forth in Section 4.21.
Improvements: the meaning set forth in the Mortgage.

Indemnified Liabilities: the meaning set forth in Section 5.29.
Indemnified Party: the meaning set forth in Section 5.29.
Insurance Premiums: the meaning set forth in Section 7.1.2.
Insured Casualty: the meaning set forth in Section 7.2.2.
Interest Period: (i) the period beginning on (and including) the date hereof and ending on (but excluding) April 1, 2012, and (ii) each period thereafter from the 1st day of each calendar month through the 1st day of the subsequent calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if the Maturity Date is a day that is not a Business Day, then the final Interest Period will end on the next succeeding Business Day following the Maturity Date.
Interest Rate: for any Interest Period, (x) with respect to the Mortgage Loan, 2.50% plus LIBOR for such Interest Period, and (y) with respect to the Mezzanine Loan, 5.00% plus LIBOR for such Interest Period (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).
Late Payment Charge: the meaning set forth in Section 2.5.3.
Lease Termination Payments: (i) all fees, penalties, commissions or other payments made to Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Borrower in lieu of cash security deposits, which Borrower is permitted to retain pursuant to the applicable provisions of any Lease, and (iii) any payments made to Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.
Leases: all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.
Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.
Lender’s Consultant: the meaning set forth in Section 5.8.1.

LIBOR: with respect to each Interest Period, the rate as of the Reset Date for deposits in U.S. dollars with one (1) month maturities which appears on Reuters Screen LIBOR01 Page as of 11:00 am, London time, on the day that is two (2) London Banking Days preceding such Reset Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for the Reset Date will be determined as if the parties had specified “USD-LIBOR-Reference Banks.”
Licenses: the meaning set forth in Section 4.11.
Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
Loan: collectively, the Mortgage Loan and the Mezzanine Loan.
Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including, without limitation, the following, each of which is dated as of the date hereof: (i) the Promissory Notes made by Borrower to Lender in the aggregate principal amount equal to the Loan (collectively, the “Note”), (ii) the Mortgage, Assignment of Leases and Rents and Security Agreement made by Borrower in favor of Lender which covers the Property (the “Mortgage”), (iii) Assignment of Leases and Rents from Borrower to Lender, (iv) Pledge Agreement from Guarantor to Lender, (v) Limited Payment Guaranty made by Guarantor to Lender, (vi) Environmental Indemnity, made by Guarantor and Borrower, and (vii) the Guaranty of Recourse Obligations made by Guarantor, as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9), but specifically excluding any Swap Agreement.
London Banking Day: any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.
Major Lease: Leases demised to Fed Ex Freight, Inc.
Major Tenant: any tenant under a Major Lease.
Management Agreement: the management agreement between Borrower and Manager, pursuant to which Manager is to manage the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

Manager: American Realty Capital Properties II, LLC, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.]
Material Alteration: any alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any Required Repairs, (ii) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (iii) alterations performed as part of a Restoration, constitute a Material Alteration.
Maturity Date: March 21, 2017, with respect to the Mortgage Loan, and March 21, 2013, with respect to the Mezzanine Loan, or such earlier date on which the final payment of principal of the Note becomes due and payable as therein provided, whether by declaration of acceleration or otherwise.
Mezzanine Loan: the loan in the amount of the Mezzanine Loan Principal made by Lender to Borrower pursuant to Section 2.1.
Mezzanine Loan Principal: the meaning set forth in Section 2.1.
Moody’s: the meaning set forth in the definition of Rating Agency.
Mortgage: the meaning set forth in the definition of Loan Documents.
Mortgage Loan: the loan in the amount of the Mortgage Loan Principal made by Lender to Borrower pursuant to Section 2.1.
Mortgage Loan Principal: the meaning set forth in Section 2.1.
Net Operating Income: the amount, if any, by which the Gross Income during the applicable period exceeds the Operating Expenses during such measured period.
Note: the meaning set forth in the definition of Loan Documents.
Notice: the meaning set forth in Section 6.1.
O&M Program: the meaning set forth in Section 5.8.3.
OFAC: the meaning set forth in Section 5.30(b).
Officer’s Certificate: a certificate delivered to Lender by Borrower which is signed by a senior executive officer, member, partner or other representative of Borrower acceptable to Lender and in form satisfactory to Lender in all respects.
Operating Account: the meaning set forth in Section 2.2.5.
Operating Expenses: the greater of (a) normal operating expenses for the Property as reasonably calculated by Lender or (b) actual operating expenses for the twelve (12) months immediately preceding the date of calculation (annualized if fewer than 12 months), including a monthly accrual for management fees of at least three percent (3%) of rental income (to the extent not actually paid) and for insurance and property taxes and other reserves, but without deduction for depreciation, amortization and other non-cash expenses and debt service.
Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
Patriot Act: the meaning set forth in Section 5.30.
Patriot Act Offense: any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism, (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.
Payment Date: the 1st day of each calendar month or, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter.
Permitted Encumbrances: (i) the Liens created by the Loan Documents and any Swap Agreement, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.
Permitted Indebtedness: the meaning set forth in Section 5.21.
Permitted Transfers: the meaning set forth in Section 5.25.
Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.
Pledge Agreement: the Pledge Agreement dated the date hereof between the Guarantor, as pledgor, and the Lender, as pledgee.
Pledged Interests: as defined in the Pledge Agreement.

Policies: the meaning set forth in Section 7.1.2.
Prime Rate: the highest U.S. Prime Rate as published in the “Money Rates” section of The Wall Street Journal.
Principal: collectively, the Mortgage Loan Principal and the Mezzanine Loan Principal.
Proceeds: the meaning set forth in Section 7.2.2.
Property: the parcel of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Mortgage and referred to therein as the Mortgaged Property. The Property is located in Monroe County, New York.
Qualified Carrier: the meaning set forth in Section 7.1.1.
Qualified Equityholder: shall mean (i) American Realty Capital Daily Net Asset Value Trust, Inc., or (ii) a bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (ii) that such Person (x) has total assets (in name or under management) in excess of $250,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $50,000,000 (in both cases, exclusive of the Property), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas and/or (iii) any other Person reasonably approved by Lender.
Rating Agency: each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Lender or its designee in connection with or in anticipation of any Secondary Market Transaction.
Reference Banks: major banks in the London interbank market selected by Lender.
Remedial Work: the meaning set forth in Section 5.8.2.
Rent Roll: the meaning set forth in Section 4.16.
Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.
Required Records: the meaning set forth in Section 6.3.7.i
Reset Date: the first day of each Interest Period.
Restoration: the meaning set forth in Section 7.4.1.
S&P: the meaning set forth in the definition of Rating Agency.
Secondary Market Transaction: the meaning set forth in Section 9.2.
Security Deposit Account: the meaning set forth in Section 3.7.
Servicer: a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.
Significant Casualty: the meaning set forth in Section 7.2.2.
Special Purpose Entity: the meaning set forth in Section 5.13.
Springing Recourse Event: the meaning set forth in Section 10.1.
State: the state in which the Property is located.
Swap Agreement: the meaning set forth in Section 2.6.1.
Tax and Insurance Account: the meaning set forth in Section 3.3.
Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees now or hereafter levied or assessed or imposed against all or part of the Property.
Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents and any Swap Agreement.
Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.
Toxic Mold: the meaning set forth in Section 4.21.i
Transfer: (i) any sale, conveyance, transfer, lease or assignment, or the entry into any agreement to sell, convey, transfer, lease or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein), or (y) any direct or indirect legal or beneficial interest in Borrower (including any profit interest), or (ii) any change of Control of Borrower.
UCC: the Uniform Commercial Code as in effect in the State of New York.
USD-LIBOR-Reference Banks: the rate for a Reset Date will be determined on the basis of the rates which the rate for deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of one (1) month, commencing on that Reset Date and in an amount equal to the Principal amount of the Loan. Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. dollars to leading European banks for a period of one (1) month, commencing on that Reset Date and in an amount equal to the Principal amount of the Loan.
Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.
1.2    Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including, but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.
2.    GENERAL LOAN TERMS
2.1    The Loan. Lender agrees to make (x) the Mortgage Loan to Borrower in the original principal amount (the “Mortgage Loan Principal”) of $9,716,000, and (y) the Mezzanine Loan to Borrower in the original principal amount (the “Mezzanine Loan Principal”) of $4,909,000, each of which shall mature on the scheduled Maturity Date applicable to it.
Lender has advanced the entire Principal amount of the Loan to Borrower on the date hereof. Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) acquire the Property, and (ii) pay transaction costs. Any excess proceeds, if any, may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

2.2    Interest; Monthly Payments.
2.2.1    Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On the date hereof, Borrower shall pay interest on the unpaid Principal from the date hereof through and including April 1, 2012. On April 1, 2012, and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Maturity Date), Borrower shall pay interest through the date of repayment; however, if a Swap Agreement is in effect, Borrower shall pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.
2.2.2    Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.
2.2.3    Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents or any Swap Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.
2.2.4    Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.
2.2.5    Auto Debit. Borrower hereby authorizes the Lender to automatically debit account no. 7527220496 (the “Operating Account”) maintained by the Borrower for the payment of any amounts due hereunder, or under the Mortgage, the Loan Documents or any Swap

Agreement. Debits for monthly interest payments shall be made on each Payment Date unless other arrangements are agreed to in writing. In the event that the funds maintained by the Borrower in such account are insufficient for any payment due hereunder, the Lender may charge any other account of the Borrower with the Lender (except any Security Deposit Account) for any such payment due.
2.3    Loan Repayment.
2.3.1    Repayment. Borrower shall repay the entire outstanding principal balance of the applicable Note in full on the applicable Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, to any fees and charges then due and owing under the Loan Documents; Second, accrued and unpaid interest at the Interest Rate; and Third, on a pari passu basis, to Principal and to any amounts due under the Swap Agreement. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.
2.3.2    Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest accrued through the date of repayment, however, if a Swap Agreement is in effect, such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Unless agreed to by Lender and Borrower, notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.
2.3.3    Optional Prepayments. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to prepay all or any portion of the Principal in an amount no less than and in multiples of $250,000, provided that Borrower gives Lender at least thirty (30) days’ prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrower shall pay interest accrued on such prepaid Principal through the date of repayment, however, if a Swap Agreement is in effect, Borrower shall pay interest that would have accrued on such prepaid Principal to but not including the next Payment Date.
2.4    Reserved.

2.5    Payments and Computations.
2.5.1    Making of Payments. Each payment by Borrower shall be made in U.S. dollars immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.
2.5.2    Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360‑day year.
2.5.3    Late Payment Charge. Unless waived by Lender in writing, if any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.
2.6    Swap Agreements.
2.6.1    Borrower shall hedge the floating interest expense of the Mortgage Loan for the full term of the Mortgage Loan by maintaining one or more swap agreements (as defined in 11 U.S.C. §101) with the Lender or its Affiliate (a “Swap Agreement”), or with another financial institution approved by Lender in writing, in an aggregate notional amount equal to the outstanding Principal balance of the Loan originally scheduled to be outstanding over such term when the swap agreement is executed, all upon terms and subject to such conditions as shall be acceptable to Lender (or if such transactions are with another financial institution, all upon terms and subject to such conditions as shall be approved by the Lender in writing).
2.6.2    Reserved.
2.6.3    In order for a swap agreement (as defined in 11 U.S.C. §101) entered into with another financial institution to be approved by Lender in writing, Borrower’s interest in such swap agreement must have been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such swap agreement must have executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly to the Lender all sums payable by such counterparty pursuant to the swap agreement and shall otherwise be satisfactory to Lender in form and substance.
2.6.4    Borrower shall promptly execute and deliver to Lender such confirmations and agreements as may be requested by Lender in connection with such Swap Agreement.

2.6.5    Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any swap agreement (including any duty to provide or arrange any swap agreement (as defined in 11 U.S.C. §101), to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any swap agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No swap agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.
2.6.6    All payments made by the counterparty to any swap agreement entered into with any financial institution other than Lender, and approved by Lender in writing, shall be paid to the Lender and applied in the same manner as Rents are applied under Section 3.
2.6.7    Any Swap Agreements are independent agreements governed by the written provisions thereof, which shall remain in full force and effect unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan, except as otherwise expressly provided in such Swap Agreement, and any payoff statement from Lender relating to the Loan shall not apply to such Swap Agreement except as otherwise expressly provided in such payoff statement.
2.7    Reserved.
2.8    Reserved.
2.9    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender;
(ii)     impose on Lender any other condition affecting this Agreement or the Loan or participation therein; or
(iii)    subject Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then the Borrower shall have the option, exercisable upon thirty (30) days’ notice to Lender, to either (x) pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered, or (y) pay the Loan in full, without penalty or premium (other than for any amounts due under any Swap Agreement as a result of such prepayment).

(b)    If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.
(c)    A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270‑day period referred to above shall be extended to include the period of retroactive effect thereof.
2.10    Deposit Unavailable. In the event, and on each occasion, that (a) Lender shall have reasonably determined that dollar deposits in the principal amounts of the Loan are not generally available to Lender in the London interbank market, for such periods and amounts then outstanding hereunder or that reasonable means do not exist for ascertaining the LIBOR Rate, or (b) Lender determines that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Loan at LIBOR during such Interest Period, Lender shall, as soon as practicable thereafter, give written notice of such determination to Borrower. In the event of such determination, until the circumstances giving rise to such notice no longer exist, the Loan shall bear interest at the Base Rate.
2.11    Illegality. If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its LIBOR lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender (or its LIBOR lending office) to maintain the Loan to Borrower, Lender shall designate a different LIBOR lending office if such designation will make it possible for Lender to maintain the Loan and will not, in the reasonable judgment of Lender, be otherwise disadvantageous to Lender. If Lender shall determine that it may not lawfully continue to maintain the Loan at LIBOR to maturity and shall so specify same in a written notice to Borrower, the Loan shall bear interest at the Base Rate.

3.    EXCESS CASH MANAGEMENT
3.1    Certain Cash Management Arrangements.
In the event that the Mezzanine Loan is not prepaid in full on or before December 1, 2012, then from and after such date, Borrower shall be required to deposit all Rents into an account (the “Clearing Account”) maintained by Borrower with Lender. Until the Mezzanine Loan is paid in full, such Rents shall be swept on a [daily] basis into an interest-bearing account controlled solely by Lender (the “Deposit Account”) and held as cash collateral for the Debt and for application to the Mezzanine Loan on the Maturity Date applicable to such Mezzanine Loan. The Deposit Account will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. In the event that the Mezzanine Loan is repaid in full prior to the Maturity Date thereof, the Lender shall release all funds from the Deposit Account on such date of repayment, including all interest accrued on deposits in the Deposit Account. Borrower shall pay for all expenses of opening and maintaining all of the above accounts.
3.2    Reserved.
3.3    Taxes and Insurance. Borrower shall pay to Lender on each Payment Date (i) one-twelfth of the Taxes that Lender estimates will be payable during the next twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (ii) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be deposited into a separate account with Lender (the “Tax and Insurance Account”). Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Account to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.2 and 7.1, provided that Borrower has promptly supplied Lender with notices of all Taxes and Insurance Premiums due, or (b) reimburse Borrower for such amounts upon presentation of evidence of payment; subject, however, to Borrower’s right to contest Taxes in accordance with Section 5.2. In making any payment relating to Taxes and Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Account will be insufficient to pay (or in excess of) the Taxes or Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrower to the Tax and Insurance Account. Notwithstanding the foregoing, in the event any Major Lease obligates a Major Tenant to pay Taxes and Insurance Premiums directly, Borrower shall have no obligation to make any payments to the Tax and Insurance Account; provided, however, that Borrower shall be required to deliver to Lender written evidence of timely payment of all Taxes and all Insurance Premiums.

3.4    Reserved.
3.5    Reserved.
3.6    Casualty/Condemnation Account. Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be deposited into a separate account with Lender (the “Casualty/Condemnation Account”) in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Account shall disbursed in accordance with the provisions of Section 7.
3.7    Reserved.
3.8    Reserved.
3.9    Reserved.
3.10    Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account, all accounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Cash Management Accounts, if any, shall be promptly disbursed to Borrower.
4.    REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific Section of this Article 4:

4.1    Organization; Special Purpose. Borrower has been duly formed and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in every state in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower is a Special Purpose Entity.
4.2    Proceedings; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.
4.3    No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.
4.4    Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened in writing against or affecting Borrower, the Manager or the Property, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out its obligations under the Loan Documents), Manager or the use, value, condition or ownership of the Property.
4.5    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance.

4.6    Title. Borrower has good, marketable and indefeasible fee title to the real property encumbered by the Mortgage and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or, to the Borrower’s knowledge, special or other assessments for public improvements or otherwise affecting the Property. With respect to the Title Insurance Policy, (i) the Title Insurance Policy is in full force and effect, (ii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (iii) the Title Insurance Policy is issued by a title insurance company licensed to issue policies in the State, and (iv) no claims have been made under the Title Insurance Policy and no other action has been taken that would materially impair the Title Insurance Policy.
4.7    No Bankruptcy Filing. Neither Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and neither Borrower nor any Guarantor has any knowledge of any Person contemplating the filing of any such petition against Borrower or any Guarantor. In addition, neither Borrower nor Guarantor has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.
4.8    Full and Accurate Disclosure. No statement of fact made by Borrower or any Guarantor in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, in any material respect, or, as far as Borrower can foresee, might adversely affect, in any material respect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement or otherwise disclosed to Lender in writing. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.
4.9    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
4.10    No Plan Assets. As of the date hereof and throughout the Term, (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3‑101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).
4.11    Compliance. Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default nor aware of any pending or actual violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened in writing with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.
4.12    Contracts. There are no service, maintenance or repair contracts affecting the Property having a term in excess of one (1) year. To the best of Borrower’s knowledge, all service, maintenance or repair contracts affecting the Property have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.
4.13    Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.14    Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
4.15    Physical Condition. The Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16    Leases. The rent roll attached hereto as Schedule 3 (the “Rent Roll”) is true, complete and correct and the Property is not subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s best knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender, and no other Person has any interest therein except the tenants thereunder.
4.17    Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
4.18    Ownership of Borrower. The sole member of Borrower is the Guarantor. The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.
4.19    Purchase Options. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties.

4.20    Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.
4.21    Hazardous Substances. To the best of Borrower’s knowledge as of the date hereof, and except as otherwise set forth and disclosed in the Environmental Report, (i) the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) no Hazardous Substances are or have been discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) no Toxic Mold is on or about the Property which requires remediation; (vi) no underground storage tanks exist on the Property; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.
4.22    Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1.
4.23    Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.
4.24    Reserved.
All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

5.    COVENANTS
Until the end of the Term, Borrower hereby covenants and agrees with Lender that:
5.1    Existence. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.
5.2    Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Taxes and Other Charges being contested, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.
5.3    Access to Property. Subject to the terms and conditions of any Lease, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours, upon reasonable advance notice; provided, however, that Lender shall exercise its best efforts so as to not interfere with or disturb any business operations or activities of Borrower or any Tenant at the Property.
5.4    Repairs; Maintenance and Compliance; Alterations.
5.4.1    Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality).

Borrower shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within three (3) Business Days after Borrower first receives written notice of any such non‑compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.
5.4.2    Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrower’s financial condition or the value or Net Operating Income of the Property, (iii) are in the ordinary course of Borrower’s business, and (iv) do not materially change or impact the use or zoning of, or access to, the Property or reduce the parking ratio thereof. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $250,000 (as determined by Lender in its reasonable discretion). Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 125% of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.
5.5    Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.
5.6    Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.
5.7    Further Assurances. Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.
5.8    Environmental Matters.
5.8.1    Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.
5.8.2    Environmental Monitoring.
(a)    Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, and (ii) all claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) promptly undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.
(b)    Upon the occurrence of an Event of Default and Lender’s written demand, Borrower shall provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on or in the Property, and the cost and expense of such audit or inspection shall be paid by Borrower. Such inspections and audit may include soil borings and ground water monitoring. If Borrower fails to provide any such inspection or audit within 30 days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit.
(c)    If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) days after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty-five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s failure to prevail in such contest.

(d)    Borrower shall not install or permit to be installed on the Property any underground storage tank.
5.8.3    O & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for the Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrower shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.
5.9    Title to the Property. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.
5.10    Leases.
5.10.1    Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party tenants.
5.10.2    Reserved.
5.10.3    Leases Requiring Lender’s Approval. Without the prior written consent of Lender, Borrower shall not enter into a proposed modification of the existing Major Lease which shortens the existing lease term or otherwise reduces the obligations of Tenant or increases the obligations of Borrower in any respect.
5.10.4    Additional Covenants with respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Major Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Major Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Borrower’s commercially reasonable judgment in connection with a tenant default under a Lease which is not a Major Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.
5.10.5    Lease Termination Payments. All Lease Termination Payments shall be immediately remitted to Lender. At Lender’s election, such amounts shall either be (a) applied to the Debt, or (b) held by Lender as cash collateral for the Loan.
5.11    Estoppel Statement. After request by Lender, Borrower shall within ten days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.
5.12    Property Management.
5.12.1    Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed with respect to any event identified in clause (d) below), Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (f) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Borrower.
5.12.2    Termination of Manager. If (i) Manager is in default under the Management Agreement beyond applicable notice and cure periods; or (ii) upon the gross negligence, malfeasance or willful misconduct of the Manager; or (iii) an Event of Default shall be continuing, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s discretion and the applicable Rating Agencies, on terms and conditions satisfactory to Lender, in Lender’s reasonable discretion, and the applicable Rating Agencies. Borrower’s failure to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s reasonable discretion and the applicable Rating Agencies. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.
5.13    Special Purpose Entity. Borrower shall at all times be a Special Purpose Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Entity. A “Special Purpose Entity” shall have the meaning set forth on Schedule 5 hereto.
5.14    Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a freight distribution center or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).
5.15    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
5.16    Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s‑length transaction with an unrelated third party.
5.17    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non‑conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
5.18    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.19    Principal Place of Business. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.
5.20    Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
5.21    Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the (i) Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property, and which (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the original amount of the Principal, and (C) are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”).
5.22    Licenses. Borrower shall not Transfer any License required for the operation of the Property.
5.23    Compliance with Restrictive Covenants, Etc. Borrower will not enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.
5.24    ERISA.
5.24.1    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.
5.24.2    Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.
5.24.3    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of

Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3‑101.
5.25    Prohibited Transfers. Borrower shall not directly or indirectly make, suffer or permit the occurrence of any Transfer, other than the following (each, a “Permitted Transfer”):
5.25.1    Provided that no Obligations with respect to the Mezzanine Loan are then outstanding and the Pledge Agreement has been terminated, the transfer of up to forty‑nine percent (49%) direct or indirect interests in Borrower shall be permitted without Lender’s consent, provided that, after such transfer, the Guarantor shall maintain a 51% direct or indirect equity interest in and control Borrower.
5.25.2    Transfers of direct interests in the Guarantor by any Person shall be permitted, which transfers shall not require Lender’s consent or the payment of any fee, provided that (i) no Event of Default has occurred and is continuing; (ii) at all times, the Guarantor is controlled by one or more Qualified Equityholders; (iii) Borrower gives Lender copies of all instruments effecting such transfer upon Lender’s request; and (iv) Borrower gives Lender thirty (30) days’ notice of such transfers. In connection with such transfer, the substitution of a new Guarantor shall not require Lender’s consent or the payment of any fee, provided that the new Guarantor (a) shall have a net worth in excess of $25,000,000, and (b) shall execute and deliver a new recourse guaranty and environmental indemnity in form and substance substantially similar to that delivered to Lender at closing.
5.25.3    Provided no Default has occurred and is continuing, there is no change in Control of Borrower and Guarantor, and the Persons responsible for day-to-day management of the Property remain unchanged, transfers, on one or more occasions, of (i) any securities or direct or indirect interests in any indirect owner of the Guarantor that has, or in the future has, a class of securities listed on the New York Stock Exchange, the NASDAQ Global Select Market or another nationally recognized stock exchange, (ii) not more than forty-nine percent (49%) of the stock, limited partnership interests, or non‑managing membership interests (as the case may be) in any indirect interests in the Guarantor where such sale, assignment, conveyance, transfer, issuance or disposition does not result in a change in Control of the Guarantor, or the issuance of new stock, limited partnership interests or non‑managing membership interests (as the case may be) in the Guarantor where such issuance does not result in a change in Control of the Guarantor, or (iii) an indirect interest in Guarantor that occurs by inheritance, devise or bequest or by operation of law upon the death of a natural person who owns an indirect beneficial interest in Guarantor.
5.25.4    In connection with any such Transfer, all of Lender’s “know your client” and Patriot Act requirements have been satisfied with respect to such Transfer and Lender has determined that such Transfer does not cause Borrower to breach of its covenants contained in Section 5.30 hereof, with respect to Patriot Act compliance, and Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) Business Days prior to the date of such Transfer, and the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements other than a Permitted Transfer.

5.26    Liens. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien.
5.27    Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.
5.28    Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Mortgage, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer or the Rating Agencies in connection with the Loan or any modification thereof and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out,” or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within fifteen (15) days after demand shall accrue interest at the Default Rate and may be paid from any amounts in the Operating Account, or any other account maintained by Borrower with Lender, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 5.28 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.
5.29    Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise, on or after the date upon which an Indemnified Party acquires title to the Property or otherwise succeeds to Borrower’s interest in the Property, from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.
5.30    Patriot Act Compliance. (1) Borrower shall comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
(a)    Neither Borrower nor any member in Borrower (a) is listed on any Government Lists, (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (d) is currently under investigation by any governmental authority for alleged criminal activity.
5.31    Reserved.
5.32    Reserved.
5.33    Financial Covenants.
(a)    Debt Yield. The Borrower shall maintain a Debt Yield of at least 10% commencing with the testing period ending on December 31, 2012; provided that, if the foregoing test is not satisfied, Borrower may either (x) prepay, without penalty or premium (other than any amounts due under any Swap Agreement as a result of such prepayment), a portion of the unpaid Principal required to satisfy such test, or (y) deposit cash collateral with the Lender in an amount sufficient to satisfy such test. The Debt Yield will be tested each period based on the reports submitted by Borrower in accordance with Section 6.3.3 hereof
6.    NOTICES AND REPORTING
6.1    Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or, with respect to routine or administrative notices (but specifically excluding notices of Default, Events of Default or acceleration of the Loan) by electronic mail, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Capital One, National Association, 90 Park Avenue, New York, New York 10016, Attention: Paul Verdi, Senior Vice President, with a copy to: Farrell Fritz, P.C., 1320 RXR Plaza, Uniondale, New York 11560‑1320; if to Borrower: American Realty Capital Operating Partnership II, L.P., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: General Counsel, with a copy to: American Realty Capital Operating Partnership II, L.P., 405 Park Avenue, 15th Floor, New York,

New York 10022, Attention: [___________]. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or, in the case of electronic mail, at the time of delivery.
6.2    Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower which might materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, Guarantor or Manager within two (2) Business Days of such filing. In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender, within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.
6.3    Financial Reporting.
6.3.1    Bookkeeping. Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Borrower shall cause Guarantor to comply in all respects with any financial reporting obligations provided for in any Loan Documents to which Guarantor is a party.
6.3.2    Annual Reports. Borrower shall furnish to Lender annually, within one hundred twenty (120) days after each calendar year, a complete copy of Borrower’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower and the Property in such detail as Lender may request. Each such statement (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income and (z) shall be accompanied by a Compliance Certificate and an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property and has been prepared in accordance with GAAP and (2) whether there exists an Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.3    Quarterly Reports. Borrower shall furnish to Lender, within 30 days after the end of each calendar quarter, the following items: (i) operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such period, all in form satisfactory to Lender; (ii) a balance sheet as of such period; (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by Borrower during each period as of the last day of such period; (v) a statement that Borrower has not incurred any indebtedness other than indebtedness permitted hereunder; (vi) an aged receivables report; and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, any concessions included in each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, and a delinquency report for the Property. Each such statement shall be accompanied by a Compliance Certificate and an Officer’s Certificate certifying (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP (subject to normal year-end adjustments) and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.
6.3.4    Other Reports. Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower or Manager as may be reasonably requested by Lender or any applicable Rating Agency.
6.3.5    Reserved.
6.3.6    Tax Returns. Borrower shall furnish to Lender within ten (10) days of filing same, any tax returns or other tax filings made by the Borrower with any taxing authority or other Governmental Authority.
7.    INSURANCE; CASUALTY; AND CONDEMNATION
7.1    Insurance.
7.1.1    Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain, or cause to be maintained, during the Term the following policies of insurance:
(a)    Property insurance insuring against loss or damage customarily included under so called “all‑risk” or “special form” policies, including fire, lightning, vandalism, and malicious mischief, boiler and machinery and, if required by Lender, flood and/or earthquake coverage and subject to subsection (j) below, coverage for damage or destruction caused by the acts of “Terrorists” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, costs of demolition and increased cost of construction in amounts satisfactory to Lender. Each such insurance policy shall (i) be in an amount equal to the lesser of (A) 100% of the then replacement cost of the Improvements without deduction for physical depreciation and (B) the unpaid Principal, (ii) have deductibles no greater than the lesser of $10,000 or 5% of Net Operating Income per occurrence, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Mortgagee and Loss Payee on a Standard Mortgagee Endorsement.
(b)    Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its sole discretion. Such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (ii) have a maximum permissible deductible of $3,000.
(c)    Public liability insurance, including (i) ”Commercial General Liability Insurance,” (ii) ”Owned,” “Hired” and “Non Owned Auto Liability”; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with no deductible or self insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.
(d)    Rental loss and/or business interruption insurance (i) with Lender being named as “Lender Loss Payee,” (ii) in an amount equal to one hundred percent (100%) of the projected Rents from the Property during the event that caused the loss of income; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.
(e)    Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the lesser of (i) $2,000,000 and (ii) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation).

(f)    Worker’s compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement.
(g)    During any period of repair or restoration, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.
(h)    Coverage to compensate for ordinance of law the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.
(i)    Such other insurance (including, but not limited to, environmental liability insurance, earthquake insurance, sinkhole insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.
7.1.2    Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of A- or better by S&P (and the equivalent by any other Rating Agency), and a rating of AX or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and the originals thereof delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co‑insurer under the Policies, (B) that Lender shall receive at least thirty (30) days’ prior written notice of any modification, reduction or cancellation of any of the Policies, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured, and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to

Lender. If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrower shall deliver to Lender a certified copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.
7.2    Casualty.
7.2.1    Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give notice thereof to Lender within three (3) Business Days. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.
7.2.2    Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000, provided no Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”). In the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Account and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3    Condemnation.
7.3.1    Notice; Restoration. Borrower shall give Lender written Notice of the actual commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) within three (3) Business Days of actual notice thereof, and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.
7.3.2    Collection of Award. Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Account and disburse such Award in accordance with the terms hereof.
7.4    Application of Proceeds or Award.
7.4.1    Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the fifteen percent (15%) of the unpaid Principal, (ii) in the reasonable judgment of Lender, the Property can be restored within six months, and prior to six months before the scheduled Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre‑existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty, or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty‑five (65%) of the total rentable space in the Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.
7.4.2    Application to Debt. Except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and/or any amounts due under any Swap Agreement, and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3.
7.4.3    Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Account upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

8.    DEFAULTS
8.1    Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:
(a)    any portion of the Debt is not paid in full when due on each Payment Date and on the Maturity Date, or Borrower shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.5, 3.6 3.7 and 3.8, as applicable;
(b)    any of the Taxes are not paid when due (unless Lender is paying such Taxes pursuant to Section 3.3), subject to Borrower’s right to contest Taxes in accordance with Section 5.2;
(c)    the Policies are not kept in full force and effect, or are not delivered to Lender upon request;
(d)    a Transfer other than a Permitted Transfer occurs;
(e)    any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;
(f)    Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;
(g)    a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor; or Borrower or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;
(h)    Borrower breaches any covenant contained in Sections 5.12.1(a) – (f), 5.13, 5.15, 5.22 or 5.28;
(i)    except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;
(j)    an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;
(k)    a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;
(l)    a default by Borrower and/or any of its Affiliates under any Swap Agreement; or
(m)    a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.
8.2    Remedies.
8.2.1    Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.
8.2.2    Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.
8.2.3    Severance. Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, Borrower ratifying all that such attorney shall do by virtue thereof.
8.2.4    Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage, but only to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.
8.2.5    Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of ten (10) days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.    SALE OF NOTE; SECONDARY MARKET TRANSACTIONS
9.1    Sale of Note. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, or (ii) to sell participation interests in the Loan to one or more investors. In connection with any such sale, transfer or participation of the Loan or any portion thereof, Borrower shall, at Borrower’s reasonable expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in consummating any such sale, transfer or participation. All information regarding Borrower, Guarantor or the Property may be furnished, without liability to Lender, to any prospective purchaser or participant in the Loan. All documents, financial statements, appraisals and other data relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such purchaser or participant in its files.
10.    MISCELLANEOUS
10.1    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):
(a)    fraud or intentional misrepresentation by Borrower or Guarantor in connection with obtaining the Loan;
(b)    physical waste of the Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of the Property;

(c)    any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);
(d)    all Rents of the Property received or collected by or on behalf of the Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);
(e)    misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party;
(f)    the failure to pay Taxes, provided Borrower shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Account and Lender failed to pay same;
(g)    the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.29;
(h)    the gross negligence or willful misconduct of Borrower; or
(i)    failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Property unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof.
Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 8.1(d)  shall have occurred or (ii) a breach of the covenants set forth in Section 5.13, or (iii) the occurrence of any condition or event described in either Section 8.1(f) or Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), either Borrower or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event, or (iv) Borrower creates, incurs, assumes, permits or suffers to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, excepting only the Permitted Encumbrances, or incurs any indebtedness other than the Permitted Indebtedness, or (v) an act or omission of any of Borrower or Guarantor of any thereof which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or under any other Loan Document or the realization of the collateral, including the assertion by any of Borrower or Guarantor of defenses or counterclaims.
10.2    Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.
10.3    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.
10.4    Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.
10.5    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK

SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
10.6    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.
10.7    Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.8    Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.
10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
10.10    Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.
10.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.
10.12    Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.
10.13    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.14    Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
10.15    Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any Affiliate of Lender, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender.
10.16    No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.16 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
10.17    Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.18    No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
10.19    Reserved.
10.20    Assignment. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.
10.21    Set-Off. In addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
10.22    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

ARC FECHLNY001, LLC
a Delaware limited liability company

By:_____________________________________
Name:    Jesse C. Galloway
Title:    Secretary

LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:_____________________________________
Name:
Title:

STATE OF NEW YORK    )
COUNTY OF    ) ss.:

On the ___ day of ______ in the year 2011 before me, the undersigned, personally appeared Jesse C. Galloway, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that she/he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________________
Notary Public

STATE OF NEW YORK    )
COUNTY OF    ) ss.:

On the ___ day of ______ in the year 2011 before me, the undersigned, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that she/he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_______________________________________
Notary Public

Schedule 1

Reserved

Schedule 2

Exceptions to Representations and Warranties

Schedule 3

Rent Roll

Schedule 4

Organization of Borrower

Schedule 5
Definition of Special Purpose Entity
A “Special Purpose Entity” means a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:
(i)was and will be organized solely for the purpose of owning the Property;
(ii)    has not engaged and will not engage in any business unrelated to the ownership of the Property;
(iii)    has not had and will not have any assets other than those related to the;
(iv)    has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);
(v)    has remained and will remain solvent and has maintained and will maintain adequate capital in light of its contemplated business operations;
(vi)    has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;
(vii)    has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;
(viii)    has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)    has not commingled and will not commingle its funds or assets with those of any other Person;
(x)    has held and will hold its assets in its own name;
(xi)    has conducted and will conduct its business in its name only, and has not and will not use any trade name;
(xii)    has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;
(xiii)    has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xiv)    has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;
(xv)    has maintained and will maintain an arm’s-length relationship with its Affiliates;
(xvi)    has and will have no indebtedness other than the Permitted Indebtedness;
(xvii)    has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;
(xviii)    has not and will not acquire obligations or securities of its partners, members or shareholders;
(xix)    has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;
(xx)    except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;
(xxi)     has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;
(xxii)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xxiii)    has not made and will not make loans to any Person;
(xxiv)    has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;
(xxv)    has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;
(xxvi)     has and will have no obligation to indemnify its partners, officers, directors, or members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation; and
(xxvii)     will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

Exhibit A

Reserved

Exhibit B
Form of Compliance Certificate

Financial Statement Date: , ____
To:    Capital One, National Association

Ladies and Gentlemen:
Reference is made to that certain Loan Agreement, dated [________] ___, 2012 (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), among [_______________] (the “Borrower”) and Capital One, National Association (“Lender”).
The undersigned, hereby certifies as of the date hereof that he/she is the [_____________] of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on the behalf of Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    Borrower has delivered the year-end consolidated financial statements of Borrower, required by Section 6.3.2 of the Loan Agreement for the fiscal year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    Borrower has delivered the financial statements of Borrower required by Section 6.3.3 of the Loan Agreement for the fiscal quarter ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.
3.    A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all their obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned, during such fiscal period Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of the Borrower contained in Section 4 of the Loan Agreement, and any representations and warranties of the Borrower and Guarantor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.
5.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ___________________, __________.

BORROWER

[________________]

By:_____________________________________
Name:
Title:

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

Statement Date: _________ ___, 20___

3.	Debt Yield. _____%

A.	Net Operating Income: $______________

B.	Total Indebtedness: $______________